Exhibit 1
JOINT FILING AGREEMENT
The undersigned hereby agree to the joint filing of the Schedule 13D to which this Agreement is attached.

Dated: February 18, 2010
	By:	DENLY UTAH COAL, LLC

	By:	/s/ D. Mark von Waaden
		Name:	D. Mark von Waaden
		Title:	President

	By:	/s/ D. Mark von Waaden
		Name:	D. Mark von Waaden

	By:	/s/ Matthew D. von Waaden
		Name:	Matthew D. von Waaden

	By:	/s/ Dennis C. von Waaden
		Name:	Dennis C. von Waaden

	By:	/s/ Sally A. von Waaden
		Name:	Sally A. von Waaden

	By:	DENLY ACI PARTNERS, LTD.

	By:	Denly ACI Mgt., LLC, General Partner

	By:	/s/ Dennis C. von Waaden
		Name:	Dennis C. von Waaden
		Title:	Manager

	By:	DENLY ACI MGT., LLC

	By:	/s/ Dennis C. von Waaden
		Name:	Dennis C. von Waaden
		Title:	Manager